UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

SYNDAX PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37708	32-0162505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 THIRD AVENUE FLOOR 9
NEW YORK, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 419-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2025, the Company issued a press release announcing that Nicholas A.J. Botwood, BSC (HONS), MB BS, MFPM, FRCP, will join the Company as Head of Research and Development, Chief Medical Officer, effective May 12, 2025. Prior to joining the Company as Head of Research and Development, Chief Medical Officer, Dr. Botwood served as a consultant. Also on May 12, 2025, Neil Gallagher, M.D. Ph.D, President, Head of Research and Development of the Company, notified the Company of his intention to resign from his position as President, Head of Research and Development. Dr. Gallagher will continue with the Company for an interim period to support the transition.

Prior to joining the Company, Dr. Botwood served as Senior Vice President, Head of Worldwide Medical Oncology at Bristol Myers Squibb and previously served as Bristol Myers Squibb’s Head of U.S. Medical and Head of Oncology Clinical Development. Prior to joining Bristol Myers Squibb, he served as Head of Oncology Clinical Development and Head of Global Clinical Operations at AstraZeneca. Dr. Botwood holds a Bachelor of Medicine, Bachelor of Surgery (MBBS) from Imperial College London and a Bachelor of Science (BSc) from University College London. He is a member of the Faculty of Pharmaceutical Medicine and an elected Fellow of the Royal College of Physicians UK.

There are no arrangements or understandings with the Company pursuant to which Dr. Botwood was appointed to serve as Head of Research and Development, Chief Medical Officer. There are no family relationships between Dr. Botwood and any director or executive officer of the Company, and there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Dr. Botwood was a participant.

In connection with his appointment, the Company entered into an employment agreement with Dr. Botwood, effective May 12, 2025 (the “Employment Agreement”), providing for the terms of his employment, including an annual base salary of $540,000 and an annual target bonus equal to 45% of his base salary, which bonus will be pro-rated for 2025. Additionally, Dr. Botwood received a stock option award to purchase 215,000 shares of the Company’s common stock, exercisable at a price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on May 1, 2025, the date that the Compensation Committee of the Company’s Board of Directors approved Dr. Botwood’s grant following the commencement of a consulting agreement between the Company and Dr. Botwood on April 29, 2025. Twenty-five percent (25%) of the shares subject to the option shall vest on the one-year anniversary of the consulting commencement date, and one thirty sixth (1/36th) of the remaining shares of common stock subject to such option shall vest monthly thereafter over the following thirty-six (36) months until all of the shares subject to such option are fully vested, subject to continued service. Dr. Botwood also received a performance restricted stock unit (the “PRSU”) award of 23,400 units. The number of shares of common stock acquired upon vesting of the PRSU is contingent upon the achievement of pre-established performance metrics, as approved by the Company’s Compensation Committee of the Board of Directors, subject to Dr. Botwood’s continued service with the Company.

Dr. Botwood’s employment agreement further provides that in the event his employment is terminated without “cause,” as defined in his employment agreement, or he terminates his employment for “good reason,” as defined in his employment agreement, he is entitled to (i) a lump sum severance payment equal to nine months base salary, (ii) payment on his behalf of up to nine months of health insurance benefits continuation and (iii) with respect to equity awards granted to Dr. Botwood prior to the date of his termination, accelerated vesting and the lapse of any reacquisition or repurchase rights that the Company holds with respect to such equity awards for the portion of such equity awards that would have otherwise vested within the 12-month period following the date of Dr. Botwood’s termination were he to remain employed with the Company during such 12-month period. If Dr. Botwood’s employment is terminated without cause or he terminates his employment for good reason within three months prior to, or 12 months after, a “change in control” of the Company, as defined in his employment agreement, he is instead entitled to (a) a lump sum severance payment equal to the sum of 18 months base salary and 100% of the greater of (1) the average annual target performance bonus paid to him for the preceding three years or (2) his annual target performance bonus in effect as of the change in control, (b) payment on his behalf of up to 18 months of health insurance benefits continuation and (c) full accelerated vesting on all of his unvested options and the lapse of any reacquisition or repurchase rights that the Company holds with respect to any other equity award granted to him pursuant to any of the Company’s equity incentive plans. To receive his severance benefits, Dr. Botwood must sign a general release of claims.

Dr. Botwood’s employment agreement further provides that in the event the severance and other benefits provided for or otherwise payable to him constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, the Company will pay either (i) Dr. Botwood’s severance benefits under the employment agreement in full or (ii) only a part of Dr. Botwood’s severance benefits under the employment agreement such that Dr. Botwood receives the largest payment possible without the imposition of the excise tax, in each case, depending upon which alternative would result in Dr. Botwood receiving the greater net after-tax payment.

In connection with his appointment as Head of Research and Development, Chief Medical Officer Dr. Botwood entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-208861) filed with the SEC on January 4, 2016.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is furnished as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders (the “Annual Meeting”) on May 14, 2025. The proposals set forth below are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2025. Based on the votes cast in person and by proxy, each proposal passed, including the election of each director. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1: Election of directors:

Nominee	For	Withheld	Broker Non-Votes
Keith A. Katkin	53,552,483	12,880,619	4,852,212
Dennis G. Podlesak	47,082,144	19,350,958	4,852,212
Aleksandra Rizo, M.D., Ph.D.	63,139,437	3,293,665	4,852,212

Proposal 2: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
62,495,031	3,829,672	108,399	4,852,212

Proposal 3: Ratification of selection of independent registered public accounting firm:

For	Against	Abstain	Broker Non-Votes
71,183,107	71,909	30,298	—

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated May 12, 2025, by and between the Company and Dr. Nicholas Botwood
99.1	Press Release, dated May 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

Date:	May 16, 2025	By:	/s/ Michael A. Metzger
Michael A. Metzger Chief Executive Officer